Exhibit 10.5
CONFIDENTIAL TREATMENT REQUESTED
ShoreTel Executive Bonus Incentive Plan
The purpose of the ShoreTel Bonus Incentive Plan is to executives for driving the achievement of ShoreTel’s company objectives. The key drivers for the 2nd half of FY06 are growth in revenue, operating profit and customer satisfaction.
Executives will have the opportunity to earn a cash bonus based on their individual and departmental performance and the achievement of company objectives.
Company Revenue Objectives
Company revenue performance, operating profit and customer satisfaction will determine the overall funding of the bonus plan. The bonus incentive plan funding will be computed based on the achievement of the targets presented in the table below. These targets have been established by our Executive Staff and approved by our Board of Directors.

Bonus Pool	50%	75%	90%	100%	110%	125%	150%	Weight
Revenue Targets	****	****	****	****	****	****	****	50%
Profit Targets	****	****	****	****	****	****	****	25%
Cust. Sat. Scores	87	88	89	90	90.5	91	91.5	25%
Eligibility
The bonus plan applies to executive management that are not currently on an incentive compensation plan. To participate in the plan, an executive must be employed on a regular basis and work a minimum of 20 hours per week. Interns, Hourly employees working on average under 20 hours weekly, and other temporary employees are not eligible for participation in this plan. Your employment must be in good standing at the time of payment to qualify for the bonus. If you have questions about your eligibility, you can direct them to HR.
Individual Target Levels & Performance
FY06 2nd half bonus targets for eligible executives are set at 45% of base salary for the bonus period. Individual performance is based on employee performance against the goals set in their goals & objectives plans, coupled with overall departmental and company performance for the bonus period. The CEO will meet with his direct reports to discuss progress on their individual/departmental G&O’s and

*****	Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

Guidelines

overall performance on a monthly basis. Using the table below as a rating guideline, the CEO will determine the individual performance rating achieved for his direct reports.

Performance
Result (as a
multiple of
Performance		Individual
Rating Category	Description	Target)
Far Exceeds Expectations	Made a very significant contribution to the organization’s goals and results. Contributions to departmental results are exceptional. Effectively plans and develops strategies that lead to the delivery of results. Takes risks, learns rapidly and puts learning into action. Superstar category.	1.5x

Exceeds Expectations	Accomplishments exceed target performance levels. Understands impact of work on areas outside of group. Contributions to departmental results are significant. Leadership qualities are apparent. A “can do” self-starter who continually seeks ways to improve.	1.25x

Meets Expectations	A competent performer and valued team player that meets the objectives and expectations of the position. Has the necessary abilities and motivation to effectively carry out the responsibilities of current position. Initiates change and may be seen as a leader. Manages responsibilities, effectively works with others, and readily shares knowledge and information.	1x

Needs Improvement/Meets Some Expectations	Meets objectives and basic expectations but may require assistance to perform some tasks. Performance falls short of expectations in some areas in terms of quality and/ or quantity. May need to build functional and/or interpersonal skills to increase effectiveness.	0.25x

Unsatisfactory	Performance falls below expectations on one or more critical position competencies. Efforts do not always have a positive impact on the team or department. Significant immediate improvement in performance is required.	0
The CEO will apply discretion in order to determine the result and are encouraged to distinguish the levels of performance among his executive team. Note that the maximum payout is one and half times the individual target amount.
Plan Payout
Based on company revenue and operating profit performance, the CEO will receive an allocation of funds for his executive team. The CEO will make bonus payment recommendations for each of his direct reports. The recommendations will be sent for review and approval by the external Compensation Committee.
Details of Bonus Determination
Actual bonus amounts will be based on achieving corporate, departmental and individual goals. The following example shows how individual plan payment is calculated.

Position Title:	VP of Engineering
Employee Status:	Full-Time
FY06 Revenue & Profit:	**** & **** & 90 (100%)
Individual Target %:	45%
Annual Base Salary:	$150,000
Performance Category:	Meets Expectations

*****	Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

Guidelines

     Performance Rating:           1.0x
     Bonus Amt. = Co. Target x Actual Salary x Individual Target x Individual Performance Rating
                         = 100% x $75,000 x 45% x 1.0 = $33,750.00
Bonus Payout
The bonus payout (less applicable taxes and deductions) will be processed in July of 2006 and will be calculated using the salary earned during the period. Employment must be active at the time of payment.
Administration Procedures
The purpose of administration guidelines is to provide consistency of administration of the Incentive plan.
New Hires, Promotions and Transfers
An employee who is hired, promoted or transferred into a position, in which he/she is newly eligible to become a participant, will receive a pro-rated bonus based number of days worked during the 6-month period. New Hires must have been employed for at least 3 months prior to the end of the bonus period.
Employees promoted or transferred out of a bonus eligible position, a determination will be made of their bonus eligibility and the amount may be pro-rated based on the time of service in the eligible position during the respective six-month period (Q3/Q4).
Terminations, Leaves, and Disability
•	Plan participants who voluntarily terminate their employment or are terminated by ShoreTel and are not regular employees at the end of the bonus period are not eligible to receive an incentive bonus payout.

•	If the employee is on a paid leave, unpaid leave or disabled for less than three months during this period, participation in the plan is not affected and the award will be pro-rated.

•	If the employee is on a paid leave, unpaid leave or disabled for more than three months during the period, the employee is not eligible for the plan during this period.

•	If the plan participant is on a legally protected leave (e.g. Family Medical Leave or Military Leave), the participant’s eligibility for the plan participation may extend beyond the time above in accordance with the law governing the legally protected leave.

•	In the case of a participant’s death, any such prorated bonus will be paid to the beneficiary as determined pursuant to the participant’s designation of beneficiary under the employee’s ShoreTel life insurance plan.
Performance Improvement Plan/Disciplinary Situations
•	If, during the plan year, or anytime before the bonus has been paid to an executive and the CEO has determined that through a performance improvement plan, discipline or demotion of the executive is appropriate, the CEO may, in its sole discretion and in consultation with Human Resources, reduce or eliminate entirely the amount of bonus the manager would otherwise be eligible to receive.
Other Provisions

*****	Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

Guidelines

•	Participation in this plan is not an agreement (express or implied) between the plan participant and ShoreTel that the participant will be employed by ShoreTel for any specific period of time, nor is there any agreement for continuing or long-term employment. The plan participant and ShoreTel each have right to terminate the employment relationship at any time for any reason. This at-will employment relationship can only be modified by an agreement signed by the participant and CEO or HR Director.

•	Any determination of performance, payment or other matter under this plan by the executive team is binding.

•	This summary highlights the principle features of the incentive plan, but does not describe every situation that can occur. The Company retains the right to interpret, revise, modify or delete the plan at its sole discretion at any time.
Roles, Responsibilities, & Accountabilities
CEO
•	Communicate organizational plans and priorities to your executive team.

•	Work with your team to maximize their contribution to the Company’s revenue and strategic goals

•	Work with your executive team to ensure that individual and departmental performance objectives are always relevant and attainable.

•	Meet with your executive team to discuss and set departmental/individual objectives on a quarterly basis.

•	Provide executive team with feedback regarding their overall performance on a monthly basis. There should be no performance surprises. Frequent feedback (both positive and regarding areas of development) is a best practice.

•	Assess individual management performance over each bonus period.

•	Review bonus recommendations with the external compensation committee.

•	Advise executive team of their approved bonus reward.
Executives
•	Develop 90 Day Plan G&O’s, working in concert with the CEO, to ensure that the objectives are relevant and attainable.

•	Do your part to maximize the revenue growth in the company and drive success within your organization.

•	Identify and request resources, including feedback, needed to succeed.

•	Achieve personal and organizational performance objectives.
Human Resources
•	Provide all with training and coaching regarding bonus process.

•	Guide all employees through the process.

•	Provide the necessary tools, training and support to all throughout the bonus process.

•	Generate individual letters to advise employees of their bonus reward.

•	Provide visible feedback and status information to the team regarding where we are vs. revenue targets.

*****	Certain portions of this exhibit have been omitted and confidential treatment has been requested for these omitted portions pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

Guidelines

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